UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 21, 2013, the Compensation Committee of the Board of Directors of Northwest Pipe Company (the “Company”) approved the 2013 Short Term Incentive Plan (the “2013 STI Plan”), designed to attract, motivate, reward and retain its senior level employees while aligning employees’ interests with those of the Company’s shareholders. The 2013 STI Plan provides for a payment of incentive compensation to each of the Company’s executive officers and to other senior level employees approved by the Chief Executive Officer (“CEO”). The amount of the incentive compensation payment will be determined based on a target percentage of each employee’s base salary and the achievement of threshold, target, and maximum levels of performance by the Company established by the CEO and approved by the Compensation Committee. Incentive compensation payments for performance between the established goals will be calculated by interpolating on a straight line basis between the established goals. Up to 30% of the incentive award will be determined by the achievement of individual performance goals established by the CEO.

The forgoing description of the 2013 STI Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2013 STI Plan, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are filed as part of this report:

10.1	Northwest Pipe Company 2013 Short Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 27, 2013.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Vice President and Chief Financial Officer